Exhibit 99.1

News Release

Community Healthcare Trust Incorporated Announces Closing of Public Offering of Common Stock

FRANKLIN, Tenn., July 26, 2017 /PRNewswire/ — Community Healthcare Trust Incorporated (NYSE: CHCT) (the “Company”) today announced the closing of its underwritten public offering of 4,887,500 shares of its common stock, which included 637,500 shares of common stock issued pursuant to the full exercise of the underwriters’ option to purchase additional shares, at a public offering price per share of $23.45. The net proceeds to the Company were approximately $108.9 million after deducting the underwriting discount and commissions and estimated offering expenses payable by the Company.

The Company intends to use the net proceeds to repay the outstanding indebtedness under the Company’s revolving credit facility, to fund future acquisitions in accordance with the Company’s investment guidelines and for general corporate and working capital purposes.

Sandler O’Neill + Partners, L.P., Evercore ISI and SunTrust Robinson Humphrey acted as joint book-running managers in the offering.  BB&T Capital Markets, Fifth Third Securities and Janney Montgomery Scott are acting as co-lead managers for the offering.

The shares were offered pursuant to an effective shelf registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”). The offering was made only by means of a final prospectus supplement and accompanying prospectus. A copy of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: Prospectus Department, or by calling toll-free 1-866-805-4128, or by email at syndicate@sandleroneill.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any offer, solicitation or sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Community Healthcare Trust Incorporated

The Company is a real estate investment trust that focuses on owning income-producing real estate properties associated primarily with the delivery of outpatient healthcare services in non-urban markets throughout the United States.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believes”, “expects”, “may”, “should”, “seeks”, “approximately”, “intends”, “plans”, “estimates”, “anticipates” or other similar words or expressions, including the negative thereof. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections or other forward-looking information. Such forward-looking statements reflect management’s current beliefs and are based on information currently available to management. Because forward-looking statements relate to future events, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Thus, the Company’s actual results and financial condition may differ materially from those indicated in such forward-looking statements. Some factors that might cause such a difference include the following: general volatility of the capital markets and the market price of the Company’s common stock, changes in the Company’s business strategy, availability, terms and deployment of capital, the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all, changes in the real estate industry in general, interest rates or the general economy, adverse developments related to the healthcare industry, the degree and nature of the Company’s competition, the ability to consummate acquisitions under contract and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 and the Company’s other filings with the SEC from time to time. Readers are therefore cautioned not to place undue reliance on the forward-looking statements contained herein which speak only as of the date hereof.  The Company intends these forward-looking statements to speak only as of the time of this release and the Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future developments, or otherwise, except as may be required by law.

CONTACT W. Page Barnes, 615-771-3052

SOURCE Community Healthcare Trust Incorporated